                                    EXHIBITS

EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

                                                            Three months ended           Nine months ended
                                                               September 30,               September 30,
                                                         -------------------------   -------------------------
                                                             1998          1997          1998          1997
                                                         -----------   -----------   -----------   -----------
Numerator:
   Numerator for basic and diluted income per share
   - net income                                          $ 1,776,009   $ 1,818,021   $ 4,230,212   $ 4,371,188
                                                         -----------   -----------   -----------   -----------

Denominator:
   Denominator for basic income per share - weighted
     average common shares                                12,583,654    12,806,047    12,656,366    12,847,587

   Effect of dilutive securities:
     Stock options, net                                      333,193       792,458       350,416       547,803
                                                         -----------   -----------   -----------   -----------

   Denominator for diluted income per share               12,916,847    13,598,505    13,006,782    13,395,390
                                                         -----------   -----------   -----------   -----------

Basic income per share                                   $      0.14   $      0.14   $      0.33   $      0.34
                                                         ===========   ===========   ===========   ===========

Diluted income per share                                 $      0.14   $      0.13   $      0.33   $      0.33
                                                         ===========   ===========   ===========   ===========
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